SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2011

H. J. HEINZ COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip Code)

412-456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

H. J. Heinz Company (the “Company”) is filing an amendment to its Form 8-K filed on August 23, 2011 because a portion of the Segment Data Table attached to the press release filed on the Form 8-K included the first quarter sales of products by category for Fiscal Years 2012 and 2010, but omitted the first quarter sales of products by category for Fiscal Year 2011.

Set forth below is the corrected table which provides the first quarter sales of products by category for Fiscal Year 2011. The remainder of the August 23, 2011 press release and attachments remains unchanged.

H. J. Heinz Company and Subsidiaries

Segment Data

The company’s revenues are generated via the sale of products in the following categories:

(Amounts in thousands)	First Quarter Ended
	July 27, 2011 FY2012	July 28, 2010 FY2011	July 29, 2009 FY2010
Ketchup and Sauces	$1,310,480	$1,092,196	$1,068,813
Meals and Snacks	1,008,396	917,824	924,195
Infant/Nutrition	322,114	280,775	291,954
Other	208,591	190,030	156,723

Total	$2,849,581	$2,480,825	$2,441,685

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H. J. HEINZ COMPANY

By:	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack Executive Vice President and Chief Financial Officer

Dated: August 23, 2011